Microfilm Number _________    Filed with the Department of
                              State on October 27, 2000
                                       ----------------

Entity Number     728354           /s/ Kim Pizzingrilli
                ----------    -----------------------------
                              Secretary of the Commonwealth


     ARTICLES OF AMENDMENT - DOMESTIC BUSINESS CORPORATION

     In compliance with the requirements of 15 Pa.C.S. Section
1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1.   The name of the corporation is:  BT Financial Corporation.

2. The address of this corporation's current (a) registered office in this Commonwealth or (b) commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following address to conform to the records of the Department):

     (a) 551 Main Street   Johnstown      PA    15901     Cambria
         --------------------------------------------------------
         Number and Street  City        State    Zip      County

     (b)
         --------------------------------------------------------
         Name of Commercial Registered Office Provider

     For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3.   The statute by or under which it was incorporated is:  The
     Pennsylvania Business Corporation Law, Act of May 5, 1933, as amended.

4.   The date of its incorporation is:  December 16, 1982

5.   (Check, and if appropriate complete, one of the following):

            The amendment shall be effective upon filing these ----- Articles of Amendment in the Department of State.

       X    The amendment shall be effective on:  November 15, 2000.
     -----

[STAMP] Oct-27 2000
        PA Dept. of State



6.   (Check one of the following):

             The amendment was adopted by the shareholders
     -----   pursuant to 15 Pa.C.S. Section 1914(a) and (b).

       X     The amendment was adopted by the board of
     -----   directors pursuant to 15 Pa.C.S. Section 1914(c).


7.   (Check and if appropriate complete, one of the following):

       X    The amendment adopted by the corporation, set
     -----  forth in full, is as follows:

          RESOLVED, THAT THE ARTICLES OF INCORPORATION OF
          THE CORPORATION BE AMENDED BY DELETING IN ITS
          ENTIRETY ARTICLE 1 AND SUBSTITUTING THEREFOR THE
          FOLLOWING PROVISION SO THAT, AS AMENDED, SAID
          ARTICLE SHALL BE READ IN ITS ENTIRETY AS FOLLOWS:

      "THE NAME OF THE CORPORATION IS PROMISTAR FINANCIAL CORPORATION."
                                      -------------------------------

          The amendment adopted by the corporation as set forth in full in Exhibit A, attached hereto and
    ----- made a part hereof.

8.   (Check if the amendment restates the articles)

          The restated articles of incorporation supersede the ----- original articles and all amendments thereto.

     IN TESTIMONY WHEREOF, the undersigned corporation has caused these articles of amendment to be signed by a duly authorized officer thereof this  24 day of October, 2000.
                      --        -------


                              BT FINANCIAL CORPORATION .
                              ---------------------------
                              (Name of Corporation)

                              By:  /s/ John H. Anderson
                                   ----------------------
                                       (Signature)

                              Title:  John H. Anderson
                                      -----------------
                                      Chairman and Chief
                                      Executive Officer